CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






We have issued our report dated October 2, 2002, accompanying the financial statements of Spectrum International Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".




								/s/ Grant Thornton LLP


Vancouver, Canada						CHARTERED ACCOUNTANTS
May 12, 2003